Exhibit 99.1
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Contact:
          Mark A. Steinkrauss,  Vice President,  Corporate Relations,  Telephone
               and Data Systems, Inc. (312) 592-5384 mark.steinkrauss@teldta.com
                                                     ---------------------------

               Black Crow Wireless is High bidder for 17 LICENSES
                              in recent FCC auction


FOR RELEASE: IMMEDIATE

January 26, 2001, Chicago, Illinois - Black Crow Wireless, L.P. was the high bidder for 17 licenses in 13 markets in the recent Federal Communications Commission (FCC) C and F block broadband PCS spectrum auction (No. 35) that concluded on January 26, 2001. United States Cellular Corporation's [AMEX:USM] wholly owned subsidiary, USCC Wireless Investment, Inc., is a limited partner in Black Crow Wireless, L.P., a Delaware limited partnership. The license cost for the 17 licenses acquired by Black Crow Wireless L.P. amounted to $283,885,000. Based in Chicago, U.S. Cellular manages and invests in cellular systems throughout the United States. At December 31, USM managed operational systems serving 145 markets.